UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2020

STEALTH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54635

Nevada	27-2758155
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

801 West Bay Drive, Suite 470

Largo, Florida 33770

(Address of principal executive offices and Zip Code)

(800) 579-0528

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STTH	OTC Markets “PINK”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS

On January 24, 2020, the Company’s Board of Directors approved a resolution authorizing the Company to amend its Articles of Incorporation to effectively:

i.	Reverse stock split- the Company’s common stock will be split on a 1:100 ratio (reverse split). Each holder of one hundred (100) shares of the Company’s common stock prior to the reverse split will receive, in exchange, one (1) share of the Company’s new common stock post-split. The reverse stock split will not effect the Company’s preferred stock; and
ii.	Change in authorized common stock- The authorized common stock, par value $0.001, shall be reduced to Seven Hundred Fifty Million (750,000,000) shares from Two Billion (2,000,000,000) shares.

On January 27, 2020, shareholders holding a majority of the Company’s voting stock approved the filing of the Amendment to the Company’s Articles of Incorporation to effect the proposed reverse stock split and reduction in authorized common shares by a vote of 1,031,294,518 shares “FOR”, 0 shares “Against” and 152,611,556 shares “Abstained.” On January 29, 2020, the Company filed the Amendment to its Articles of Incorporation with the Secretary of State of Nevada.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

3.1*	Date stamped Amendment to Articles of Incorporation

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEALTH TECHNOLOGIES, INC.

Date: February 3, 2020	By:	/s/ Alexander J. Clair
Alexander J. Clair
President & Chief Executive Officer